CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Securus Technologies, Inc. (the “Company”) on Form 10-Q for the three months ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Smith, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD A. SMITH
Richard A. Smith
Chairman of the Board,
Chief Executive Officer and President
November 13, 2009